SECOND AMENDMENT TO
                               AGREEMENT OF SALE

     THIS SECOND AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is made and entered into as of this 18th day of June, 1997, by and between LABROC III LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller"), BINGHAM PARTNERS, L.P., a Delaware limited partnership ("Purchaser").

                                   RECITALS:

     A. Seller and Purchaser are parties to that certain Agreement of Sale, dated May 2, 1997, as amended by that certain letter dated June 3, 1997 from Purchaser and accepted by Seller (the "Agreement"), pursuant to which Purchaser has agreed to purchase and Seller has agreed to sell certain Property (as defined in the Agreement) legally described and depicted on Exhibit A attached to the Agreement.

     B. Seller and Purchaser desire to amend the Agreement in accordance with the terms of this Amendment.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual convenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. All terms not otherwise defined herein shall have the meanings ascribed to each in the Agreement.

2. The introductory phrase of Paragraph 1 of the Agreement is deleted in its entirety and replaced with the following:

     "1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Twelve Million Seven Hundred Thousand and No/100 Dollars ($12,700,000.00) ("Purchase Price"):"

3. This Agreement is hereby reinstated and, except as amended hereby, the Agreement shall be and remain unchanged and in full force and effect in accordance with its terms.

4. This Amendment may be executed in counterparts each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller and Purchaser may executed and exchange by telephone facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                    PURCHASER:

                    BINGHAM PARTNERS, L.P., a Delaware
                    limited partnership

                    By:  ICIG Bingham, LLC, a Delaware limited
                         liability company, its general partner

                         By:  Insignia Commercial Investments
                              Group, Inc., a Delaware corporation, its manager

                         By:   /s/ Jeffrey Goldberg
                              --------------------------------------
                         Name:
                              --------------------------------------
                         Its:      Vice President
                              --------------------------------------

                    SELLER:

                    LABROC III LIMITED PARTNERSHIP, an Illinois limited partnership

                    By: Balcor Equity Partners-III, an Illinois general partnership, its general partner

                         By:  The Balcor Company, a Delaware
                              corporation, its general partner

                         By:   /s/ Jerry M. Ogle
                              --------------------------------------
                         Name:     Jerry M. Ogle
                              --------------------------------------
                         Its:      Managing Director and Secretary
                              --------------------------------------